 Exhibit 99.1

PRESS RELEASE

Katie Winchester, CEO and Chairman of First Citizens National Bank announced the appointment of Christian Heckler, Southwest Regional President and CEO, to the Board of Directors of First Citizens Bancshares and First Citizens National Bank.

Heckler serves as Regional President and CEO of the Bank's Southwest Region, which includes Tipton, Fayette and Shelby counties. He previously was employed as Community Bank President of the Bank's Millington Financial Center. He came to First Citizens with more than ten years lending and financial management experience. He is a graduate of the University of Tennessee at Martin with a Bachelor of Science in Business Administration, the Southeastern School of Commercial Lending and the Southeastern School of Banking. Chris is currently enrolled in the Graduate School of Banking at Louisiana State University. Winchester commented, "Chris possesses leadership qualities necessary to successfully carry First Citizens forward as an independent Community Bank. We consider ourselves fortunate that he made the decision three years ago to partner with our Bank. He enjoys the respect of both customers and employees and has proven himself a major asset to this Company."

Chris places a high priority on community involvement. His recent activities include Millington Chamber of Commerce, Tennessee Young Bankers Association, Chairman of the Heart to Heart Golf Tournament. Business Referral Network Board Member, Lakeland Chamber of Commerce, Lions Club and Rotary Club.  He and his wife, Christy, are members of Beaver Baptist Church. You may contact Heckler at 901-867-7747 or e-mail: checkler@firstcitizens-bank.com.